                        CONSENT OF INDEPENDENT AUDITORS



                 We consent to the incorporation by reference in the Registration Statement on Form S-8 and Prospectus pertaining to the Wynn's International, Inc. Non-Employee Directors' Stock Option Plan of our report, dated January 26, 1994, with respect to the consolidated financial statements and schedules of Wynn's International, Inc. included and incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.



                                                   ERNST & YOUNG



Los Angeles, California

June 1, 1994






                                 Exhibit 23.1